EXHIBIT 11.2
APPLIEDTHEORY CORPORATION AND SUBSIDIARIES

CALCULATION OF BASIC AND DILUTED LOSS PER SHARE
AND WEIGHTED AVERAGE SHARES USED IN CALCULATION(1)

                                                                   Year Ended
                                                                December 31, 1999
                                                                -----------------
Weighted average shares outstanding:
Common stock:
    Shares outstanding at beginning of period                        15,094,336
    Weighted average shares issued during the year
    ended December 31, 1999 (6,319,026 shares)                        4,397,375
                                                                   ------------
                                                                     19,491,711
                                                                   ============

Net loss available to common stockholders                          ($14,067,000)
                                                                   ============

Basic and diluted loss per common share                                  ($0.72)
                                                                   ============


----------
(1) For a description of basic and diluted loss per share, See Note B of the Notes to the Financial Statements included in Part II, Item 8 of this Form 10-K.